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                                                                    Exhibit 99.1

                     STATEMENT OF CHIEF EXECUTIVE OFFICER OF

                      HIGHWOODS REALTY LIMITED PARTNERSHIP

     In connection with the Annual Report of Highwoods Realty Limited Partnership (the "Operating Partnership") on Form 10-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ronald P. Gibson, President and Chief Executive Officer of Highwoods Properties Inc., general partner of the Operating Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

  /s/ RONALD P. GIBSON
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Ronald P. Gibson
President and Chief Executive Officer
March 25, 2003